                                                                    EXHIBIT 11.1


                         ML MACADAMIA ORCHARDS, L.P.
                  COMPUTATION OF NET INCOME PER CLASS A UNIT
                     (in thousands, except per unit data)

                                            1999          1998           1997
                                          ---------     ---------      ---------
Net income                                $   4,645     $     963      $  15,581

Class A Unitholders
  (ownership percentage)                   x     99%     x     99%      x     99%
                                          ---------     ---------      ---------

Net income allocable
  to Class A Unitholders                  $   4,599     $     953      $  15,425
                                          =========     =========      =========

Class A Units outstanding                     7,500         7,500          7,500
                                          =========     =========      =========

Net income per Class A Unit               $    0.61     $    0.13      $    2.06
                                          =========     =========      =========


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